Exhibit 21

List of Subsidiaries of Post-Business Combination

Subsidiarites	Place of Incorporation
MC Hologram Inc.	Cayman Islands

Quantum Edge HK Limited	Hong Kong

Beijing Xihuiyun Technology Co., Ltd.	PRC

Shanghai Mengyun Holographic Technology Co., Ltd.	PRC

Shenzhen Mengyun Holographic Technology Co., Ltd.	PRC

Shenzhen Qianhai Youshi Technology Co., Ltd.	PRC

Shenzhen Yijia Network Technology Co., Ltd.	PRC

Kashgar Youshi Information Technology Co., Ltd.	PRC

Horgos Youshi Network Technology Co., Ltd.	PRC

Horgos Weiyi Software Technology Co., Ltd.	PRC

Shenzhen BroadVision Technology Co., Ltd	PRC

Broadvision Intelligence (Hong Kong), Ltd.	Hong Kong

Horgos BroadVision Technology Co., Ltd.	PRC

Shenzhen Tianyuemeng Technology Co., Ltd.	PRC

Horgos Tianyuemeng Technology Co., Ltd.	PRC

Horgos Tianyuemeng Technology Co., Ltd.-Shenzhen Branch	PRC

Shenzhen Yunao Hongxiang Technology Co., Ltd.	PRC

Mcloudvr Software Network Technology HK Co., Limited	Hong Kong

Ocean Cloud Technology Co., Limited	Hong Kong

Shenzhen Haiyun Xinsheng Technology Co., Ltd.	PRC

Shenzhen Yushian Technology Co., Ltd.	PRC

Horgos Yushian Technology Co., Ltd.	PRC

Shenzhen Youmi Technology Co., Ltd.	PRC

Horgos Youmi Technology Co., Ltd.	PRC

Shenzhen Tata Mutual Entertainment Information Technology Co., Ltd.	PRC

Horgos Tata Mutual Entertainment Information Technology Co., Ltd.	PRC